Exhibit No. 5.1



                  Form of Opinion As to Legality of Shares






                                                        May 26, 1999




Mechanical Technology, Incorporated
968 Albany-Shaker Road
Latham, New York 12110

        RE:     Rights Offering Pursuant to Form S-2/A

Ladies and Gentlemen:

	We have acted as counsel to Mechanical Technology Incorporated (the "Company"), a New York corporation, pursuant to a Registration Statement on Form S-2/A, as filed with the Securities and Exchange Commission on May 26, 1999 (the "Registration Statement"), covering 801,223 shares of the Company's $1.00 par value Common Stock (the "Securities").

	In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, resolutions of the Board of Directors of the Company, agreements and other instruments, certificates of officers, and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

	In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.


	Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

1.	The Company has the authority to issue the Securities in the manner and under the terms set forth in the Registration Statement.

2.	The Securities have been duly authorized by the Company and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

	We express no opinion with respect to the laws other than those of the state of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, the effect thereon, of the laws of any other jurisdiction.

	We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

	We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise relied upon for any other purpose.



						Very truly yours,



						Catherine S. Hill, PLLC